The following is a list of the Company's subsidiaries as of March 18, 1997:


Name of Subsidiary                        State of Incorporation
------------------                        ----------------------

Dial & Save of Alabama, Inc.                   Delaware
Dial & Save of Arizona, Inc.                   Delaware
Dial & Save of Arkansas, Inc.                  Delaware
Dial & Save of California, Inc.                Delaware
Dial & Save of Colorado, Inc.                  Delaware
Dial & Save of Connecticut, Inc.               Delaware
Dial & Save of Delaware, Inc.                  Delaware
Dial & Save of Florida, Inc.                   Delaware
Dial & Save of Florida, Alpha, Inc.            Delaware
Dial & Save of Florida, Beta, Inc.             Delaware
Dial & Save of Florida, Gamma, Inc.            Delaware
Dial & Save of Florida, Delta, Inc.            Delaware
Dial & Save of Georgia, Inc.                   Delaware
Dial & Save of Idaho, Inc.                     Delaware
Dial & Save of Illinois, Inc.                  Delaware
Dial & Save of Indiana, Inc.                   Delaware
Dial & Save of Iowa, Inc.                      Delaware
Dial & Save of Kansas, Inc.                    Delaware
Dial & Save of Kentucky, Inc.                  Delaware
Dial & Save of Louisiana, Inc.                 Delaware
Dial & Save of Maine, Inc.                     Delaware
Dial & Save of Maryland, Inc.                  Delaware
Dial & Save of Massachusetts, Inc.             Delaware
Dial & Save of Michigan, Inc.                  Delaware
Dial & Save of Minnesota, Inc.                 Delaware
Dial & Save of Mississippi, Inc.               Delaware
Dial & Save of Missouri, Inc.                  Delaware
Dial & Save of Montana, Inc.                   Delaware
Dial & Save of Nebraska, Inc.                  Delaware
Dial & Save of Nevada, Inc.                    Delaware
Dial & Save of New Hampshire, Inc.             New Hampshire
Dial & Save of New Jersey, Inc.                Delaware
Dial & Save of New Mexico, Inc.                Delaware
Dial & Save of New York, Inc.                  Delaware
Dial & Save of North Carolina, Inc.            Delaware
Dial & Save of North Dakota, Inc.              Delaware
Dial & Save of Ohio, Inc.                      Delaware
Dial & Save of Oklahoma, Inc.                  Delaware
Dial & Save of Oregon, Inc.                    Delaware
Dial & Save of Pennsylvania, Inc.              Virginia
Dial & Save of Rhode Island, Inc.              Delaware
Dial & Save of South Carolina, Inc.            Delaware
Dial & Save of South Dakota, Inc.              Delaware
Dial & Save of Tennessee, Inc.                 Delaware

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Name of Subsidiary                        State of Incorporation
------------------                        ----------------------
Dial & Save of Texas, Inc.                     Delaware
Dial & Save of Utah, Inc.                      Delaware
Dial & Save of Vermont, Inc.                   Delaware
Dial & Save of Virginia, Inc.                  Delaware
Dial & Save of Washington, Inc.                Delaware
Dial & Save of Washington, D.C., Inc.          Delaware
Dial & Save of West Virginia, Inc.             Delaware
Dial & Save of Wisconsin, Inc.                 Delaware
Dial & Save of Wyoming, Inc.                   Delaware
Long Distance Wholesale Club                   Delaware
Network Control Services, Inc.                 Delaware
Telco Billing, Inc.                            Delaware
Telco Holdings, Inc.                           Delaware
Telco Network Services, Inc.                   Nevada
Telco Switch Corp.                             Delaware
Telco Switch Limited Partnership               Nevada
Telco Voice Network, Inc.                      Nevada
Tel Labs, Inc.                                 Virginia